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                                                               Exhibit 3.1(a)

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                NOMOS CORPORATION


         The present name of the corporation is NOMOS Corporation (the "Corporation"). The name under which the Corporation was originally incorporated is Cybernetics, Inc., and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of the State of Delaware is June 11, 1979. The Corporation does hereby certify as follows:

         I. That the Board of Directors of the Corporation, in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL"), adopted a resolution proposing and declaring advisable the following amendment and restatement to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated so that said Certificate of Incorporation shall read as follows:

                      ------------------------------------

         FIRST:   NAME.  The name of the Corporation is NOMOS Corporation.

         SECOND: REGISTERED OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.

         THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

         FOURTH: STOCK.

         A. The total number of shares of capital stock that the Corporation shall have authority to issue is 33,000,000. The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock ("PREFERRED STOCK") and Common Stock ("COMMON STOCK"). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 8,000,000. The total number of shares of Common Stock that the Corporation shall have authority to issue is 25,000,000. The Preferred Stock shall have a par value of $.0001 and the Common Stock shall have a par value of $.0001 per share.


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         B. The Preferred Stock shall be divided into series. The first series shall consist of 1,000,000 shares and is designated "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK"). The second series shall consist of 4,000,000 shares and is designated "Series B Convertible Preferred Stock" (the "SERIES B PREFERRED STOCK"). The third series shall consist of 3,000,000 shares and is designated "Series C Convertible Preferred Stock" (the "SERIES C PREFERRED STOCK").

         C. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

         1. Dividends. The holders of record of shares of the Series A Preferred Stock outstanding shall not be entitled to share in any dividends declared or paid by the Corporation.

         2. Voting Rights.

                  (a) General Voting Rights. At every meeting of the stockholders of the Corporation each holder of shares of Series A Preferred Stock shall be entitled to the same number of votes as the number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted on the record date for the determination of stockholders entitled to vote at any such meeting. Except as otherwise provided herein or required by law, the Common Stock and the Preferred Stock shall vote together as one class.

                  (b) Voting Rights on Certain Matters. Unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the approval of the holders of at least a majority of the number of shares of the Series A Preferred Stock at the time outstanding, given either by vote or written consent, voting or consenting as a distinct and separate class, the Corporation shall not:

                           (i) Create, authorize or issue, or obligate itself to
issue, any shares of any class or series of stock of the Corporation (including without limitation any series of Preferred Stock) ranking prior to the Series A Preferred Stock as to dividends or upon liquidation or otherwise, or reclassify any authorized stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

                           (ii) Amend, alter or repeal any of the provisions of
the Certificate of Incorporation or Bylaws of the Corporation or of any certificate amendatory thereof or supplemental thereto so as to adversely affect in any manner any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof;

                           (iii) Declare or pay any dividends (other than a
dividend payable in shares of its Common Stock) or make any distributions of cash or property with respect to any shares of its Common Stock unless such dividends or distributions are also made to the holders of Series A Preferred Stock on an as converted basis;


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                           (iv) Take any other action as to which the Delaware
General Corporation Law requires the vote or consent of at least a majority of the holders of each class or each affected class of the Corporation's stock voting or consenting as a separate class.

         3. Conversion. Shares of Series A Preferred Stock shall be convertible into Common Stock subject to the following terms and conditions:

                  (a) Conversion Right; Mandatory Conversion.

                           (i) Conversion Right. Subject to and upon compliance
with the provisions of this Section C3, the holder of any shares of Series A Preferred Stock may at such holder's option, at any time or from time to time, convert any such shares into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which shares of Series A Preferred Stock may be converted shall be determined by dividing (A) the product of $10.00 and the number of shares of Preferred Stock to be converted by (B) the conversion price (the "SERIES A CONVERSION PRICE") in effect on the conversion date. The initial Series A Conversion Price shall be $7.35 per share, subject to adjustment as set forth in subsection (c) of this Section C3. For purposes of clarification, the phrase "initial" Series A Conversion Price, means the Series A Conversion Price on April 20, 2002 (the "CLARIFICATION DATE").

                           (ii) Mandatory Conversion. The shares of Series A
Preferred Stock shall be automatically converted into fully paid and nonassessable shares of Common Stock in the event the Corporation completes an initial public offering of its Common Stock the net proceeds to the Corporation of which are at least $15 million. The number of shares of Common Stock into which shares of Series A Preferred Stock shall be converted shall be determined by dividing (A) the product of $10.00 and the number of shares of Series A Preferred Stock to be converted by (B) the Series A Conversion Price in effect on the conversion date.

                  (b) Method of Conversion.

                           (i) Surrender of Shares. The surrender of any shares
of Series A Preferred Stock for conversion shall be made by the holder thereof by giving written notice thereof to the Corporation and delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the offices of the Corporation. Such notice shall state the number of shares to be converted and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock shall be issuable on such conversion. In the case of lost or destroyed certificates evidencing ownership or shares of Series A Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity as may be reasonably required by the Corporation.

                           (ii) Notice. Subject to the provisions of Section
C3(f) hereof, every such notice of election to convert shall constitute a contract between the holder of such shares and the Corporation whereby such holder shall be deemed to subscribe for the amount of the



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Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such shares of Series A Preferred Stock and the extinguishment of its obligation thereon (except as aforesaid) shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

                           (iii) Stock Certificates. As soon as practicable
after the receipt of such notice and certificate or certificates evidencing ownership of such shares, the Corporation shall issue and shall deliver to the person for whose account such shares were so surrendered, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares and a check or cash payment (if any) to which such person is entitled pursuant to Section C3(d) hereof, together with a certificate or certificates evidencing ownership of shares of Series A Preferred Stock which were not to be converted, but which constituted part of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered by such person.

                           (iv) Effectiveness of Conversion. Such conversion
shall be deemed to have been effected on the date on which the Corporation shall have received such notice and the certificate or certificates for such shares; and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Series A Conversion Price in effect on the date on which such surrender occurs.

                  (c) Adjustments to Series A Conversion Price. From and after the Clarification Date, the Series A Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) Adjustment Upon Stock Dividends, Splits, Etc. If
the Corporation shall at any time (A) pay a dividend, or make a distribution, in shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of Common Stock which such holder would have been entitled to receive after the happening of such event had such shares of Series A Preferred Stock been converted immediately prior to such record date.

                           (ii) Adjustment Upon Issuance of Common Stock. If the
Corporation shall at any time issue or sell any shares of its Common Stock for a price per share less than


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$1.786 (other than (a) upon conversion of shares of Series A Preferred Stock,
Series B Preferred Stock or Series C Preferred Stock, (b) up to 300,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, or other similar change) issued or issuable upon exercise of warrants outstanding as of the Clarification Date, including any transfers or replacements thereof (collectively, the "OUTSTANDING WARRANTS"), (c) pursuant to the exercise of any options to purchase, or other security convertible into, shares of Common Stock granted either before or after the Clarification Date to employees, officers, directors or consultants of the Corporation pursuant to stock option agreements, stock option plans or management incentive plans adopted by the Board of Directors of the Corporation (collectively, "INCENTIVE GRANTS"), or (d) up to 450,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, or other similar change) issued or issuable upon exercise of options other than Incentive Grants that are outstanding as of the Clarification Date, including any transfers or replacements thereof (collectively, the "OUTSTANDING NON-INCENTIVE GRANTS")) for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or sale, then upon such issuance or sale, the Series A Conversion Price shall be reduced to the price (calculated to the nearer one-hundredth of a cent) determined by dividing (1) an amount equal to the sum of (x) the product of the number of shares of Common Stock outstanding immediately prior to such issuance or sale (excluding shares of Common Stock issuable upon conversion of the Series B Preferred Stock) multiplied by the then Series A Conversion Price and (y) the aggregate of the amount of all consideration received by the Corporation upon such issuance or sale by (2) the number of shares of Common Stock outstanding immediately after such issuance or sale (excluding shares Common Stock issuable upon conversion of the Series B Preferred Stock) .

                           (iii) Adjustment Upon Issuance of Convertible
Securities. As used herein, the term "CONVERTIBLE SECURITIES," means, collectively, any security, obligation, option, warrant or other right which directly or indirectly may be converted into, exchanged for or satisfied in shares of Common Stock; provided, that the term "CONVERTIBLE SECURITIES" shall not include any Outstanding Warrants, Incentive Grants, or Outstanding Non-Incentive Grants. If the Corporation shall issue (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion thereof (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the conversion thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion of all such Convertible Securities) shall be less than $1.786, then the total maximum number of shares of Common Stock issuable upon conversion of all such Convertible Securities shall (as at the date of the issuance or sale of such Convertible Securities) be deemed to be outstanding and to have been issued (for purposes of Section C3(c)(ii) hereof) for such price per share, provided that (1) except as provided in Section C3(c)(v) hereof, no further adjustments of the Series A Conversion Price shall be made upon the issuance of such Common Stock upon conversion of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Series A

Conversion Price have been or are to be made pursuant to other provisions of this Section C3(c), no further adjustment of the Series A Conversion Price shall be made by reason of such issuance or sale.

                           (iv) Adjustments Required by Adjustments to Options
and Convertible Securities. If the purchase price provided for in any Convertible Securities, the additional consideration payable upon conversion of Convertible Securities, or the rate at which any Convertible Securities are convertible into Common Stock shall be decreased below $1.786 (other than pursuant to anti-dilution provisions), then upon the occurrence of any such events, the Series A Conversion Price at the date of such event shall forthwith be readjusted to the Series A Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided, that if such Convertible Security was initially granted, issued or sold prior to the Clarification Date, then upon the occurrence of any such events, such Convertible Security, as adjusted, shall be treated as if it had been granted, issued or sold after the Clarification Date; and on the expiration of any such option or right or the termination of any such right to convert such Convertible Securities, the Series A Conversion Price then in effect hereunder shall forthwith be readjusted to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

                           (v) Equitable Adjustment. If at any time the
Corporation shall take any action affecting the holders of the Series A Preferred Stock or any other action is taken by the Corporation other than the actions described above, which would materially affect the conversion rights of the Series A Preferred Stock, the Series A Conversion Price and the number of shares obtainable upon conversion of the Series A Preferred Stock shall be adjusted or changed in such manner, if any, and at such time, as the Board of Directors determines to be equitable in the circumstances.

                           (vi) Determination of Cash Consideration. In case of
an issuance or sale of shares of Common Stock, or of rights, options, or warrants to purchase shares of Common Stock, or of Convertible Securities, or of rights, options, or warrants to purchase Convertible Securities for cash, for the purpose of any computation under subsections (ii), (iv) and (v) of this Section C3(c), the consideration received by the Corporation shall be deemed to be the amount of cash received by the Corporation therefor.

                           (vii) Determination of Non-Cash Consideration. In the
case of any issuance or sale of shares of Common Stock or of rights, options, or warrants to purchase shares of Common Stock or of Convertible Securities or of any rights, options, or warrants to purchase Convertible Securities for a consideration other than cash or a consideration part of which shall be other than cash, for the purpose of any computation under subsections (ii), (iv) and
(v) of this Section C3(c), the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, as determined in good faith by the Board of Directors of the Corporation.



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                           (viii) Determination of Outstanding Shares. For the
purpose of any computations under subsections (ii), (iv) and (v) of this Section C3(c), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares (other than upon cancellation) shall be considered an issue or sale of Common Stock for the purposes of this Section C3(c).

                           (ix) Adjustment Upon Merger, Etc. In the event of (A)
any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Series A Preferred Stock (other than as a result of any event otherwise encompassed by this Section C3(c)), (B) any consolidation, merger or similar combination to which the Corporation is a party (other than a consolidation or merger in which the Corporation is the surviving corporation and which does not result in any reclassification of, or material change in, outstanding shares of Common Stock), (C) any sale, lease, assignment, transfer or conveyance of all, substantially all or the greater part of the properties and assets of the Corporation to any other corporation or entity or (D) any recapitalization or reorganization of the Corporation, the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities or property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, conveyance, recapitalization or reorganization by a holder of the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale, conveyance, recapitalization or reorganization and, in any such case, effective provision shall be made in the instrument effecting or providing for such reclassification, change, consolidation, merger, sale, conveyance, recapitalization or reorganization to effect the above right, if necessary, and for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this subsection (ix) shall similarly apply to successive changes, consolidations, mergers, sales, conveyances, reclassifications, recapitalizations or reorganizations. The Corporation shall not effect any such consolidation, merger, sale, conveyance or recapitalization unless prior to the consummation thereof the resultant successor corporation (if other than the Corporation) shall assume, by written instrument, the obligation to deliver to the holders of shares of Series A Preferred Stock such shares of stock, securities or assets to which such holders may be entitled pursuant to the provisions of this subsection (ix).

                           (x) Notice of Adjustment. Whenever the Series A
Conversion Price shall be adjusted as provided in this Section C3(c), the Corporation shall forthwith file at its offices a statement signed by its Treasurer stating the adjusted Series A Conversion Price determined as provided herein. Such statement shall show in detail the facts requiring such adjustment and the manner of determining such adjustment, including, if applicable, the method of determining the fair market value of assets. Such statement shall be made available at all reasonable times for inspection by any holder of Series A Preferred Stock. Whenever the Series A Conversion Price is to be adjusted, the Corporation shall cause a notice stating the adjustment and the new Series A Conversion Price to be mailed to each holder of record of shares of Series A Preferred Stock within 30 days after the date of such adjustment.


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                  (d) Fractional Shares. If the quotient obtained by dividing
(i) the product of $10.00 and the number of shares of Series A Preferred Stock to be converted by (ii) the Series A Conversion Price in effect on the conversion date is not a whole number, fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

                  (e) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized Common Stock and/or have available in its treasury the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of the Series A Preferred Stock.

                  (f) No Impairment. The Corporation will not, by amendment of its Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (g) Payment of Taxes. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock or cumulated dividends thereon.

         4. Liquidation Rights; Priority.

                  (a) Priority. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and payment or provision for payment of the liquidation preference of the Series C Preferred Stock as set forth in Section E4 below, the holders of shares of the Series A Preferred Stock (along with the holders of the Series B Preferred Stock which shall rank on a parity with the Series A Preferred Stock as to the receipt of respective preferential amounts) shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, $10.00 per share, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series A Preferred Stock with respect to the distribution of assets. The Series C Preferred Stock shall rank prior to the Series A and Series B Preferred Stock with respect to the distribution of assets, and the Series A and Series B Preferred Stock shall rank on a parity. Unless specifically designated



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as prior to or on a parity with the Series A Preferred Stock with respect to the distribution of assets, all other series of Preferred Stock and other classes of Preferred Stock of the Corporation shall rank junior to the Series A Preferred Stock with respect to the distribution of assets. If, after payment of the liquidation preference described above to the holders of the Series A Preferred Stock, there are assets of the Corporation available for distribution to its stockholders, each holder of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the remaining net assets of the Corporation pari passu with the holders of shares of Common Stock and Preferred Stock, as and when distributed to the holders of shares of Common Stock, an amount as would otherwise be distributable to such holder if such holder held, immediately prior to the first such distribution, the number of shares of Common Stock into which his Series A Preferred Stock would have been convertible upon exercise of the conversion rights set forth in Section C3 hereof.

                  (b) Merger or Consolidation. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, or a reclassification, recapitalization or reorganization or other similar event described in Section C3(c)(ix) hereof shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section C4, but instead shall be treated pursuant to Section C3(c)(ix) hereof.

                  (c) Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in Section C3 hereof, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock.

                  (d) Distributions. No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

         5. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason or redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         D. The powers, preferences, rights, restrictions, and other matters relating to the Series B Preferred Stock are as follows:

         1. Dividends. The holders of record of shares of the Series B Preferred Stock outstanding shall not be entitled to share in any dividends declared or paid by the Corporation.

         2. Voting Rights.

                  (a) General Voting Rights. At every meeting of the stockholders of the Corporation each holder of shares of Series B Preferred Stock shall be entitled to the same number of votes as the number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted on the record date for the determination of stockholders entitled to vote at any such meeting. Except as otherwise provided herein or required by law, the Common Stock and the Preferred Stock shall vote together as one class.

                  (b) Voting Rights on Certain Matters. Unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the approval of the holders of at least a majority of the number of shares of the Series B Preferred Stock at the time outstanding, given either by vote or written consent, voting or consenting as a distinct and separate class, the Corporation shall not:

                           (i) Create, authorize or issue, or obligate itself to
issue, any shares of any class or series of stock of the Corporation (including without limitation any series of Preferred Stock) ranking prior to the Series B Preferred Stock as to dividends or upon liquidation or otherwise, or reclassify any authorized stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

                           (ii) Amend, alter or repeal any of the provisions of
the Certificate of Incorporation or Bylaws of the Corporation or of any certificate amendatory thereof or supplemental thereto so as to adversely affect in any manner any of the preferences, rights, powers or privileges of the Series B Preferred Stock or the holders thereof;

                           (iii) Declare or pay any dividends (other than a
dividend payable in shares of its Common Stock) or make any distributions of cash or property with respect to any shares of its Common Stock unless such dividends or distributions are also made to the holders of Series B Preferred Stock on an as converted basis;

                           (iv) Take any other action as to which the Delaware
General Corporation Law requires the vote or consent of at least a majority of the holders of each class or each affected class of the Corporation's stock voting or consenting as a separate class.

         3. Conversion. Shares of Series B Preferred Stock shall be convertible into Common Stock subject to the following terms and conditions:

                  (a) Conversion Right; Mandatory Conversion.

                           (i) Conversion Right. Subject to and upon compliance
with the provisions of this Section D3, the holder of any shares of Series B Preferred Stock may at such holder's option, at any time or from time to time, convert any such shares into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which shares of Series B Preferred Stock may be converted shall be determined by dividing (A) the product of $5.00 and the numbeR of shares of Preferred Stock to be converted by (B) the conversion price (the "SERIES B CONVERSION PRICE") in effect on the conversion date. The initial Series B Conversion Price shall be $5.00 per share, subject to adjustment as set forth in subsection (c) of this Section D3. For purposes of clarification, the phrase "initial" Series B Conversion Price, means the Series B Conversion Price on the Clarification Date.

                           (ii) Mandatory Conversion. The shares of Series B
Preferred Stock shall be automatically converted into fully paid and nonassessable shares of Common Stock in the event the Corporation completes an initial public offering of its Common Stock the net proceeds to the Corporation of which are at least $15 million. The number of shares of Common Stock into which shares of Series B Preferred Stock shall be converted shall be determined by dividing (A) the product of $5.00 and the number of shares of Series B Preferred Stock to be converted by (B) the Series B Conversion Price in effect on the conversion date.

                  (b) Method of Conversion.

                           (i) Surrender of Shares. The surrender of any shares
of Series B Preferred Stock for conversion shall be made by the holder thereof by giving written notice thereof to the Corporation and delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the offices of the Corporation. Such notice shall state the number of shares to be converted and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock shall be issuable on such conversion. In the case of lost or destroyed certificates evidencing ownership or shares of Series B Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity as may be reasonably required by the Corporation.

                           (ii) Notice. Subject to the provisions of Section
D3(f) hereof, every such notice of election to convert shall constitute a contract between the holder of such shares and the Corporation whereby such holder shall be deemed to subscribe for the amount of the Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such shares of Series B Preferred Stock and the extinguishment of its obligation thereon (except as aforesaid) shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

                           (iii) Stock Certificates. As soon as practicable
after the receipt of such notice and certificate or certificates evidencing ownership of such shares, the Corporation shall issue and shall deliver to the person for whose account such shares were so surrendered, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares and a check or cash payment (if any) to which such person is entitled pursuant to Section D3(d) hereof, together with a certificate or certificates evidencing ownership of shares of Series B Preferred Stock which were not to be converted, but which constituted part of the shares of Series B Preferred Stock represented by the certificate or certificates surrendered by such person.

                           (iv) Effectiveness of Conversion. Such conversion
shall be deemed to have been effected on the date on which the Corporation shall have received such notice and the certificate or certificates for such shares; and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Series B Conversion Price in effect on the date on which such surrender occurs.

                  (c) Adjustments to Series B Conversion Price. From and after the Clarification Date, the Series B Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) Adjustment Upon Stock Dividends, Splits, Etc. If
the Corporation shall at any time (A) pay a dividend, or make a distribution, in shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of a share of Series B Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of Common Stock which such holder would have been entitled to receive after the happening of such event had such shares of Series B Preferred Stock been converted immediately prior to such record date.

                           (ii) Adjustment Upon Issuance of Common Stock. If the
Corporation shall at any time issue or sell any shares of its Common Stock for a price per share of less than $1.786 (other than (a) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock,
(b) up to 300,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, or other similar change) issued or issuable upon exercise of the Outstanding Warrants, (c) pursuant to the exercise of any Incentive Grants, or (d) up to 450,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, or other similar change) issued or issuable upon exercise of Outstanding Non-Incentive Grants, for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issuance or sale, then upon such issuance or sale, the Series B Conversion Price shall be reduced to the price (calculated to the nearer one-hundredth of a cent) determined by dividing (1) an amount equal to the sum of (x) the product of the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then Series B Conversion Price and (y) the aggregate of the amount of all consideration received by the Corporation upon such issuance or sale by (2) the number of shares of Common Stock outstanding immediately after such issuance or sale.

                           (iii) Adjustment Upon Issuance of Convertible
Securities. If the Corporation shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion thereof (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the conversion thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion of all such Convertible Securities) shall be less than $1.786, then the total maximum number of shares of Common Stock issuable upon conversion of all such Convertible Securities shall (as at the date of the issuance or sale of such Convertible Securities) be deemed to be outstanding and to have been issued (for purposes of Section D3(c)(ii) hereof) for such price per share, provided that (1) except as provided in Section D3(c)(v) hereof, no further adjustments of the Series B Conversion Price shall be made upon the issuance of such Common Stock upon conversion of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Series B Conversion Price have been or are to be made pursuant to other provisions of this Section D3(c), no further adjustment of the Series B Conversion Price shall be made by reason of such issuance or sale.

                           (iv) Adjustments Required by Adjustments to Options
and Convertible Securities. If the purchase price provided for in any Convertible Securities, the additional consideration payable upon conversion of Convertible Securities, or the rate at which any Convertible Securities are convertible into Common Stock shall be decreased below $1.786 (other than pursuant to anti-dilution provisions), then upon the occurrence of any such events, the Series B Conversion Price at the date of such event shall forthwith be readjusted to the Series B Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided, that if such Convertible Security was initially granted, issued or sold prior to the Clarification Date, then upon the occurrence of any such events, such Convertible Security, as adjusted, shall be treated as if it had been granted, issued or sold after the Clarification Date; and on the expiration of any such option or right or the termination of any such right to convert such Convertible Securities, the Series B Conversion Price then in effect hereunder shall forthwith be readjusted to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

                           (v) Equitable Adjustment. If at any time the
Corporation shall take any action affecting the holders of the Series B Preferred Stock, the number and kind of shares of Common Stock issuable upon conversion of the Series B Preferred Stock or any other action is taken by the Corporation other than the actions described above, which would materially affect the conversion rights of the Series B Preferred Stock, the Series B Conversion Price and the number of shares obtainable upon conversion of the Series B Preferred Stock shall be adjusted or changed in such manner, if any, and at such time, as the Board of Directors determines to be equitable in the circumstances.

                           (vi) Determination of Cash Consideration. In case of
an issuance or sale of shares of Common Stock, or of rights, options, or warrants to purchase shares of Common Stock, or of Convertible Securities, or of rights, options, or warrants to purchase Convertible Securities for cash, for the purpose of any computation under subsections (ii), (iv) and (v) of this Section D3(c), the consideration received by the Corporation shall be deemed to be the amount of cash received by the Corporation therefor.

                           (vii) Determination of Non-Cash Consideration. In the
case of any issuance or sale of shares of Common Stock or of rights, options, or warrants to purchase shares of Common Stock or of Convertible Securities or of any rights, options, or warrants to purchase Convertible Securities for a consideration other than cash or a consideration part of which shall be other than cash, for the purpose of any computation under subsections (ii), (iv) and
(v) of this Section D3(c), the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, as determined in good faith by the Board of Directors of the Corporation.

                           (viii) Determination of Outstanding Shares. For the
purpose of any computations under subsections (ii), (iv) and (v) of this Section D3(c), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares (other than upon cancellation) shall be considered an issue or sale of Common Stock for the purposes of this Section D3(c).

                           (ix) Adjustment Upon Merger, Etc. In the event of (A)
any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Series B Preferred Stock (other than as a result of any event otherwise encompassed by this Section D3(c)), (B) any consolidation, merger or similar combination to which the Corporation is a party (other than a consolidation or merger in which the Corporation is the surviving corporation and which does not result in any reclassification of, or material change in, outstanding shares of Common Stock), (C) any sale, lease, assignment, transfer or conveyance of all, substantially all or the greater part of the properties and assets of the Corporation to any other corporation or entity or (D) any recapitalization or reorganization of the Corporation, the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities or property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, conveyance, recapitalization or reorganization by a holder of the number of shares of Common Stock issuable upon conversion of such Series B Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale, conveyance, recapitalization or reorganization and, in any such case, effective provision shall be made in the instrument effecting or providing for such reclassification, change, consolidation, merger, sale, conveyance, recapitalization or reorganization to effect the above right, if necessary, and for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this subsection (ix) shall similarly apply to successive changes, consolidations, mergers, sales, conveyances, reclassifications, recapitalizations or reorganizations. The Corporation shall not effect any such consolidation, merger, sale, conveyance or recapitalization unless prior to the consummation thereof the resultant successor corporation (if other than the Corporation) shall assume, by written instrument, the obligation to deliver to the holders of shares of Series B Preferred Stock such shares of stock, securities or assets to which such holders may be entitled pursuant to the provisions of this subsection
(ix).

                           (x) Notice of Adjustment. Whenever the Series B
Conversion Price shall be adjusted as provided in this Section D3(c), the Corporation shall forthwith file at its offices a statement signed by its Treasurer stating the adjusted Series B Conversion Price determined as provided herein. Such statement shall show in detail the facts requiring such adjustment and the manner of determining such adjustment, including, if applicable, the method of determining the fair market value of assets. Such statement shall be made available at all reasonable times for inspection by any holder of Series B Preferred Stock. Whenever the Series B Conversion Price is to be adjusted, the Corporation shall cause a notice stating the adjustment and the new Series B Conversion Price to be mailed to each holder of record of shares of Series B Preferred Stock within 30 days after the date of such adjustment.

                  (d) Fractional Shares. If the quotient obtained by dividing
(i) the product of $5.00 and the number of shares of Series B Preferred Stock to be converted by (ii) the Series B Conversion Price in effect on the conversion date is not a whole number, fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

                  (e) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized Common Stock and/or have available in its treasury the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of the Series B Preferred Stock.

                  (f) No Impairment. The Corporation will not, by amendment of its Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section D3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

                  (g) Payment of Taxes. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock or cumulated dividends thereon.

         4. Liquidation Rights; Priority.

                  (a) Priority. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and payment or provision for payment of the liquidation preference of the Series C Preferred Stock as set forth in Section E4 below, the holders of shares of the Series B Preferred Stock (along with the holders of the Series A Preferred Stock which shall rank on a parity with the Series B Preferred Stock as to the receipt of respective preferential amounts) shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, $5.00 per share, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series B Preferred Stock with respect to the distribution of assets. The Series C Preferred Stock shall rank prior to the Series A and Series B Preferred Stock with respect to the distribution of assets, and the Series A and Series B Preferred Stock shall rank on a parity. Unless specifically designated as prior to or on a parity with the Series B Preferred Stock with respect to the distribution of assets, all other series of Preferred Stock and other classes of Preferred Stock of the Corporation shall rank junior to the Series B Preferred Stock with respect to the distribution of assets. If, after payment of the liquidation preference described above to the holders of the Series B Preferred Stock, there are assets of the Corporation available for distribution to its stockholders, each holder of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the remaining net assets of the Corporation pari passu with the holders of shares of Common Stock and Preferred Stock, as and when distributed to the holders of shares of Common Stock, an amount as would otherwise be distributable to such holder if such holder held, immediately prior to the first such distribution, the number of shares of Common Stock into which his Series B Preferred Stock would have been convertible upon exercise of the conversion rights set forth in Section D3 hereof.

                  (b) Merger or Consolidation. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, or a reclassification, recapitalization or reorganization or other similar event described in Section D3(c)(ix) hereof shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section D4, but instead shall be treated pursuant to Section D3(c)(ix) hereof.

                  (c) Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in Section D3 hereof, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock.

                  (d) Distributions. No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series B Preferred Stock in respect of the distribution of assets unless there shall likewise be paid at the same time to the holders of the Series B Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

         5. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason or redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         E. The powers, preferences, rights, restrictions, and other matters relating to the Series C Preferred Stock are as follows:

         1. Dividends. The Series C Preferred Stock shall be entitled to receive dividends on an as converted basis with shares of Common Stock when, as, and if declared by the Board of Directors out of funds legally available therefor and such dividends shall be non-cumulative. Notwithstanding the foregoing, the holders of record of shares of the Series C Preferred Stock outstanding shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock, a cumulative dividend in cash at the compounded rate of ten percent (10%) per share per annum of the stated value thereof. For such purpose, the "stated value" of each share of Series C Preferred Stock shall be $1.786 (subject to equitable adjustment as provided herein). Such dividends shall be cumulative and shall accrue from the date of issue, whether or not earned or declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Until all dividends accrued or declared but unpaid on the Series C Preferred Stock shall have been paid in full, (i) no dividends shall be declared or paid on Common Stock and (ii) the Corporation shall not repurchase any shares of Common Stock, except for shares repurchased from former employees, advisors, officers, directors, consultants and service providers of the Corporation pursuant to pursuant to applicable stock restriction agreements or on terms approved by the Board of Directors. Dividends on Series C Preferred Stock shall be payable to the holders thereof (i) as and when declared by the Board of Directors, (ii) in the event of a merger, sale, liquidation or winding up of the Corporation in accordance with Section E4, or (iii) upon a redemption in accordance with Section E5.

         2. Voting Rights.

                  (a) General Voting Rights. At every meeting of the stockholders of the Corporation each holder of shares of Series C Preferred Stock shall be entitled to the same number of votes as the number of shares of Common Stock (rounded up to the nearest whole number) into which such holder's shares of Series C Preferred Stock could be converted on the record date for the determination of stockholders entitled to vote at any such meeting. Except as otherwise provided herein or required by law, the Common Stock and the Preferred Stock shall vote together as one class.

                  (b) Voting Rights on Certain Matters. So long as at least 300,000 shares of Series C Preferred Stock remain issued and outstanding, then, unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the approval of the holders of at least 75% of the number of shares of the Series C Preferred Stock at the time outstanding, given either by vote or written consent, voting or consenting as a distinct and separate class, the Corporation shall not:

                           (i) Create, authorize or issue, or obligate itself to
issue, any shares of any class or series of stock of the Corporation (including without limitation any series of Preferred Stock) ranking on a parity with or prior to the Series C Preferred Stock as to dividends or upon liquidation or otherwise, or reclassify any authorized stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

                           (ii) Amend, alter or repeal any of the provisions of
the Certificate of Incorporation or Bylaws of the Corporation or of any certificate amendatory thereof or supplemental thereto so as to adversely affect in any manner any of the preferences, rights, powers or privileges of the Series C Preferred Stock or the holders thereof;

                           (iii) Apply any of the Corporation's assets to the
redemption or acquisition of any shares of Common Stock, Series A Preferred Stock, or Series B Preferred Stock, except from employees, advisors, officers, directors, consultants and service providers of the Corporation pursuant to stock restriction agreements or other terms approved by the Board of Directors.

                           (iv) Take any other action as to which the Delaware
General Corporation Law requires the vote or consent of at least a majority of the holders of each class or each affected class of the Corporation's stock voting or consenting as a separate class.

                           (v) Any transaction or series of transactions which
would result in the outstanding principal amount of indebtedness for borrowed funds of the Corporation to be in excess of $3,000,000.

                  (c) Board of Directors. If and whenever the Corporation shall have defaulted in a redemption payment with respect to the Series C Preferred Stock, the holders of the outstanding shares of Series C Preferred Stock, to the extent provided in the terms hereof, shall be entitled, voting as a class, to elect by a plurality of the votes cast that portion of the total number of the directors of the Corporation as shall equal the number (rounded to the next highest whole number) arrived at by multiplying the total number of directors of the Corporation by 50.1%. Such right to vote separately as a class to elect directors shall, when vested, be in lieu of any right to vote together with the holders of Common Stock for the election of directors, and shall be exercised until all redemption payments in default on the Series C Preferred Stock shall have been paid in full or funds sufficient therefor have been set aside and, when so paid or set aside, such right to elect directors separately as a class shall cease and the right to vote together with the holders of Common Stock for the election of directors shall resume; subject always, to the same provisions for the vesting of such right to elect directors separately as a class in the case of future redemption payment defaults. At any time when such right to elect directors as a class shall have so vested, the Corporation may, and upon written request of the holders of record of not less than 20% of the total number of shares of Series C Preferred Stock then outstanding shall, call a special meeting of stockholders for the election of directors; provided, however, that in lieu of calling a meeting of stockholders, the stockholders of the Corporation may act by written consent as provided by law and the Bylaws of the Corporation. In the case of such a written request, such meeting shall be held within 30 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation. So long as a default in redemption payments on the shares of Series C Preferred Stock shall exist, any director elected by the holders of shares of Series C Preferred Stock (a "Preferred Director") may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock voting as a class at a meeting of stockholders or of the holders of Series C Preferred Stock called for the purpose. So long as a default in redemption payments on the shares of Series C Preferred Stock shall exist (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director(s) and filed with the Corporation and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the holders of record of the shares of Series C Preferred Stock, voting as a class, by a plurality of the votes cast, at the same meeting at which such removal shall be voted. For the purposes hereof, a "default in a redemption payment" on shares of Series C Preferred Stock shall be deemed to have occurred if the Corporation fails to redeem any shares of Series C Preferred Stock within 60 days after the First Redemption Date or the Second Redemption Date, as the case may be, and having so occurred, such default shall be deemed to exist thereafter until all redemption payments have been paid in full or funds sufficient therefor have been set aside by the Corporation.

         3. Conversion. Shares of Series C Preferred Stock shall be convertible into Common Stock subject to the following terms and conditions:

                  (a) Conversion Right; Mandatory Conversion.

                           (i) Conversion Right. Subject to and upon compliance
with the provisions of this Section E3, the holder of any shares of Series C Preferred Stock may at such holder's option, at any time or from time to time, convert any such shares into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which shares of Series C Preferred Stock may be converted shall be determined by dividing $1.786 by the conversion price (the "SERIES C CONVERSION PRICE") in effect on the conversion date. The initial Series C Conversion Price shall be $1.786 per share, subject to adjustment as set forth in subsection (c) of this Section E3. For purposes of clarification, the phrase "initial" Series C Conversion Price, means the Series C Conversion Price on the Clarification Date.

                           (ii) Mandatory Conversion. The shares of Series C
Preferred Stock shall be automatically converted into fully paid and nonassessable shares of Common Stock (i) in the event that the Corporation completes an initial public offering of its Common Stock the net proceeds to the Corporation of which are at least $15 million, or (ii) upon the vote or written consent of at least eighty percent (80%) of the Series C Preferred Stock then outstanding. The number of shares of Common Stock into which shares of Series C Preferred Stock shall be converted shall be determined by dividing $1.786 by the Series C Conversion Price in effect on the conversion date.

                  (b) Method of Conversion.

                           (i) Surrender of Shares. The surrender of any shares
of Series C Preferred Stock for conversion shall be made by the holder thereof by giving written notice thereof to the Corporation and delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the offices of the Corporation. Such notice shall state the number of shares to be converted and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock shall be issuable on such conversion. In the case of lost or destroyed certificates evidencing ownership or shares of Series C Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity as may be reasonably required by the Corporation.

                           (ii) Notice. Subject to the provisions of Section
E3(f) hereof, every such notice of election to convert shall constitute a contract between the holder of such shares and the Corporation whereby such holder shall be deemed to subscribe for the amount of the Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such shares of Series C Preferred Stock and the extinguishment of its obligation thereon (except as aforesaid) shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

                           (iii) Stock Certificates. As soon as practicable
after the receipt of such notice and certificate or certificates evidencing ownership of such shares, the Corporation shall issue and shall deliver to the person for whose account such shares were so surrendered, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares and a check or cash payment (if any) to which such person is entitled pursuant to Section E3(d) hereof, together with a certificate or certificates evidencing ownership of shares of Series C Preferred Stock which were not to be converted, but which constituted part of the shares of Series C Preferred Stock represented by the certificate or certificates surrendered by such person.

                           (iv) Effectiveness of Conversion. Such conversion
shall be deemed to have been effected on the date on which the Corporation shall have received such notice and the certificate or certificates for such shares; and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Series C Conversion Price in effect on the date on which such surrender occurs.

                  (c) Adjustments to Series C Conversion Price. From and after the Clarification Date, the Series C Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) Adjustment Upon Stock Dividends, Splits, Etc. If
the Corporation shall at any time (A) pay a dividend, or make a distribution, in shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Series C Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of a share of Series C Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of Common Stock which such holder would have been entitled to receive after the happening of such event had such shares of Series C Preferred Stock been converted immediately prior to such record date.

                           (ii) Adjustment Upon Issuance of Common Stock. If the
Corporation shall at any time issue or sell any shares of its Common Stock (other than (a) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, (b) up to 300,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, or other similar change) issued or issuable upon exercise of the Outstanding Warrants,
(c) pursuant to the exercise of any Incentive Grants, or (d) up to 450,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, or other similar change) issued or issuable upon exercise of Outstanding Non-Incentive Grants, for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issuance or sale, then upon such issuance or sale, the Series C Conversion Price shall be reduced to the price (calculated to the nearer one-hundredth of a cent) determined by dividing
(1) an amount equal to the sum of (x) the product of the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then Series C Conversion Price and (y) the aggregate of the amount of all consideration received by the Corporation upon such issuance or sale by (2) the number of shares of Common Stock outstanding immediately after such issuance or sale.

                           (iii) Adjustment Upon Issuance of Convertible
Securities. If the Corporation shall issue (whether directly or by assumption in a merger or otherwise) or sell any

Convertible Securities, whether or not the rights to convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the conversion thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion of all such Convertible Securities) shall be less than the Series C Conversion Price in effect immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon conversion of all such Convertible Securities shall (as at the date of the issuance or sale of such Convertible Securities) be deemed to be outstanding and to have been issued (for purposes of Section E3(c)(ii) hereof) for such price per share, provided that (1) except as provided in Section E3(c)(v) hereof, no further adjustments of the Series C Conversion Price shall be made upon the issuance of such Common Stock upon conversion of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Series C Conversion Price have been or are to be made pursuant to other provisions of this Section E3(c), no further adjustment of the Series C Conversion Price shall be made by reason of such issuance or sale.

                           (iv) Adjustments Required by Adjustments to Options
and Convertible Securities. If the purchase price provided for in any Convertible Securities, the additional consideration payable upon conversion of Convertible Securities, or the rate at which any Convertible Securities are convertible into Common Stock shall be decreased (other than pursuant to anti-dilution provisions), then upon the occurrence of any such events, the Series C Conversion Price at the date of such event shall forthwith be readjusted to the Series C Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided, that if such Convertible Security was initially granted, issued or sold prior to the Clarification Date, then upon the occurrence of any such events, such Convertible Security, as adjusted, shall be treated as if it had been granted, issued or sold after the Clarification Date; and on the expiration of any such option or right or the termination of any such right to convert such Convertible Securities, the Series C Conversion Price then in effect hereunder shall forthwith be readjusted to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

                           (v) Other Distributions. In the event the Corporation
declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection E3(c)(i), then, in each such case for the purpose of this subsection E3(c)(v), the holders of the Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                           (vi) Recapitalizations. If at any time or from time
to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section E3 or Section E4), provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section E3 with respect to the rights of the holders of the Series C Preferred Stock after the recapitalization to the end that the provisions of this Section E3 (including adjustment of the Series C Conversion Price then in effect and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                           (vii) Equitable Adjustment. If at any time the
Corporation shall take any action affecting the holders of the Series C Preferred Stock or any other action is taken by the Corporation other than the actions described above, which would materially affect the conversion rights of the Series C Preferred Stock, the Series C Conversion Price and the number of shares obtainable upon conversion of the Series C Preferred Stock shall be adjusted or changed in such manner, if any, and at such time, as the Board of Directors determines to be equitable in the circumstances.

                           (viii) Determination of Cash Consideration. In case
of an issuance or sale of shares of Common Stock, or of rights, options, or warrants to purchase shares of Common Stock, or of Convertible Securities, or of rights, options, or warrants to purchase Convertible Securities for cash, for the purpose of any computation under subsections (ii), (iv) and (v) of this Section E3(c), the consideration received by the Corporation shall be deemed to be the amount of cash received by the Corporation therefor.

                           (ix) Determination of Non-Cash Consideration. In the
case of any issuance or sale of shares of Common Stock or of rights, options, or warrants to purchase shares of Common Stock or of Convertible Securities or of any rights, options, or warrants to purchase Convertible Securities for a consideration other than cash or a consideration part of which shall be other than cash, for the purpose of any computation under subsections (ii), (iv) and
(v) of this Section E3(c), the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, as determined in good faith by the Board of Directors of the Corporation.

                           (x) Determination of Outstanding Shares. For the
purpose of any computations under subsections (ii), (iv) and (v) of this Section E3(c), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares (other than upon cancellation) shall be considered an issue or sale of Common Stock for the purposes of this Section E3(c).

                           (xi) Adjustment Upon Merger, Etc. In the event of (A)
any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Series C Preferred Stock (other than as a result of any event otherwise encompassed by this Section E3(c)), (B) any consolidation, merger or similar combination to which the Corporation is a party (other than a consolidation or merger in which the Corporation is the surviving corporation and which does not result in any reclassification of, or material change in, outstanding shares of Common Stock), (C) any sale, lease, assignment, transfer or conveyance of all, substantially all or the greater part of the properties and assets of the Corporation to any other corporation or entity or (D) any recapitalization or reorganization of the Corporation, the holder of each share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities or property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, conveyance, recapitalization or reorganization by a holder of the number of shares of Common Stock issuable upon conversion of such Series C Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale, conveyance, recapitalization or reorganization and, in any such case, effective provision shall be made in the instrument effecting or providing for such reclassification, change, consolidation, merger, sale, conveyance, recapitalization or reorganization to effect the above right, if necessary, and for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this subsection (ix) shall similarly apply to successive changes, consolidations, mergers, sales, conveyances, reclassifications, recapitalizations or reorganizations. The Corporation shall not effect any such consolidation, merger, sale, conveyance or recapitalization unless prior to the consummation thereof the resultant successor corporation (if other than the Corporation) shall assume, by written instrument, the obligation to deliver to the holders of shares of Series C Preferred Stock such shares of stock, securities or assets to which such holders may be entitled pursuant to the provisions of this subsection (ix).

                           (xii) Notice of Adjustment. Whenever the Series C
Conversion Price shall be adjusted as provided in this Section E3(c), the Corporation shall forthwith file at its offices a statement signed by its Treasurer stating the adjusted Series C Conversion Price determined as provided herein. Such statement shall show in detail the facts requiring such adjustment and the manner of determining such adjustment, including, if applicable, the method of determining the fair market value of assets. Such statement shall be made available at all reasonable times for inspection by any holder of Series C Preferred Stock. Whenever the Series C Conversion Price is to be adjusted, the Corporation shall cause a notice stating the adjustment and the new Series C Conversion Price to be mailed to each holder of record of shares of Series C Preferred Stock within 30 days after the date of such adjustment.

                  (d) Fractional Shares. If the quotient obtained by dividing
(i) the product of $1.786 and the number of shares of Series C Preferred Stock to be converted by (ii) the Series C Conversion Price in effect on the conversion date is not a whole number, fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

                  (e) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized Common Stock and/or have available in its treasury the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series C Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of the Series C Preferred Stock.

                  (f) No Impairment. The Corporation will not, by amendment of its Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section E3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.

                  (g) Payment of Taxes. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock or cumulated dividends thereon.

         4. Liquidation Rights; Priority.

                  (a) Priority. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series C Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, an amount equal to the greater of (i) $1.786 per share, plus any dividends which, pursuant Section E1, have accrued but remain unpaid at such time, or (ii) in the event a redemption has been called pursuant to Paragraph 5 below, the amounts called for therein, plus any dividends which, pursuant to Section E1, have accrued but remain unpaid at such time. Any such distribution to the holders of Series C Preferred Stock shall be made prior and in preference to any distribution made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series C Preferred Stock with respect to the distribution of assets. The Series C Preferred Stock shall rank prior to the Series A and Series B Preferred Stock with respect to the distribution of assets, and the Series A and Series B Preferred Stock shall rank on a parity. Unless specifically designated as prior to or on a parity with the Series C Preferred Stock with respect to the distribution of assets, all other series of Preferred Stock and other classes of Preferred Stock of the Corporation shall rank junior to the Series C Preferred Stock with respect to the distribution of assets. If, after payment of the liquidation preference described above to the holders of the Series C Preferred Stock, there are assets of the Corporation available for distribution to its stockholders, each holder of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the remaining net assets of the Corporation pari passu with the holders of shares of Common Stock and Preferred Stock, as and when distributed to the holders of shares of Common Stock, an amount as would otherwise be distributable to such holder if such holder held, immediately prior to the first such distribution, the number of shares of Common Stock into which his Series C Preferred Stock would have been convertible upon exercise of the conversion rights set forth in Section E3 hereof.

                  (b) Merger or Consolidation. A consolidation or merger of the Corporation with or into any other corporation or corporations that constitutes a disposition of the entire Corporation, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section E4.

                  (c) Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in Section E3 hereof, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock.

                  (d) Distributions. No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series C Preferred Stock in respect of the distribution of assets unless there shall likewise be paid at the same time to the holders of the Series C Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

         5. Redemption.

                  (a) Mandatory Redemption. Subject to the terms and conditions of this subsection, the holders of at least fifty percent (50%) of the then outstanding shares of Series C Preferred Stock (the "Electing Holders"), voting together as a separate class, may require the Company, to the extent it may lawfully do so, to redeem the Series C Preferred Stock held by the Electing Holders at any time after the earlier to occur of (i) March 2, 2004 or (ii) the effective date of a consolidation or merger of the Corporation with or into any other corporation or corporations that constitutes a disposition of the entire Corporation, or a sale of all or substantially all of the assets of the Corporation. Within sixty (60) days of receipt of written notice from the Electing Holders (the sixtieth day being referred to as the "FIRST REDEMPTION DATE"), the Corporation shall redeem the shares of Series C Preferred Stock from the Electing Holders at a redemption price equal to $3.30 per share (in each case appropriately adjusted to take account of any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series C Preferred Stock) plus all dividends accrued or declared but unpaid on, and any and all other amounts owing with respect to, such shares on the redemption date. Notwithstanding the foregoing, if the Electing Holders elect a redemption pursuant to subparagraph (i) above, the Corporation may elect in writing to defer redemption of up to fifty percent (50%) of the Series C Preferred Stock held by the Electing Holders for a period of one year from the date of receipt of the Electing Holders request (such date being referred to as the "SECOND REDEMPTION DATE"). The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. Written notice of redemption pursuant to this Paragraph (a) shall be sent to each Electing Holder at least fifteen (15) and not more than thirty (30) days prior to the redemption date set forth therein. Such notice shall set forth the date and place of redemption, the number of shares to be redeemed and the applicable redemption price.

                  (b) Optional Redemption. During the ninety (90) day period immediately following March 2, 2004, the Corporation may elect to repurchase all but not less than all of the shares of the Series C Preferred Stock at a redemption price equal to $3.93 per share (in each case appropriately adjusted to take account of any stock dividend, stock split, combination of shares, reclassification or other similar event with respect to the Series C Preferred Stock) plus all dividends accrued or declared but unpaid on, and any and all other amounts owing with respect to, such shares on the redemption date. Written notice of redemption pursuant to this Paragraph (b) shall be sent to each holder of record of the Series C Preferred Stock to be redeemed not less than thirty
(30) days prior to the redemption date set forth therein. Such notice shall set forth (A) the date and place of redemption; and (B) the number of shares to be redeemed and the applicable redemption price.

                  (c) Effect of Redemption. Except as otherwise provided in Section E5(d) of this Article, from and after the applicable redemption date, all dividends on the Series C Preferred Stock with respect to which redemption has been requested or is required shall cease to accrue, all rights (including conversion rights) of the holders of such shares (except the right to receive the applicable redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (d) Insufficient Funds. If the funds legally available to the Corporation for redemption of the Series C Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds legally available for redemption shall be applied to the redemption of Series C Preferred Stock ratably among the holders thereof. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series C Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

         6. No Reissuance of Series C Preferred Stock. No share or shares of Series C Preferred Stock acquired by the Corporation by reason or redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         FIFTH: BOARD OF DIRECTORS. The Board of Directors of the Corporation shall be elected by the holders of the Common Stock and the Preferred Stock in accordance with Sections C2(a), D2(a) and E2(a) and (b) of Article Fourth.

         SIXTH: LIABILITY OF DIRECTORS. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law,
(i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         SEVENTH: INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, indemnify any and all persons whom it shall have power to indemnify under the GCL from and against any and all expenses, liabilities or other matters with respect to which such indemnification is permitted under the GCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         EIGHTH: AMENDMENT OF BYLAWS. The Board of Directors shall have the power to make, amend, alter or repeal the By-laws of the Corporation, in whole or in part.


         II. That the aforesaid amendment and restatement was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the GCL. Prompt written notice of the adoption of this amendment and restatement has been given to those stockholders who have not consented in writing thereto, as provided in
Section 228 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment and Restatement to be executed, signed and acknowledged as of this 29th day of April, 2002.


                                      NOMOS CORPORATION


                                      By: /s/ John W. Manzetti
                                          -------------------------------------
                                          John W. Manzetti
                                          President and Chief Executive Officer